Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $500,000	Dated as of June 12, 2023

A SPAC I Acquisition Corp., a British Virgin Islands business company (the “Maker”), promises to pay to the order of A SPAC (Holdings) Acquisition Corp. or its designated affiliates, registered assigns or successors in interest (the “Payee”) the principal sum of up to Five Hundred Thousand Dollars ($500,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of this Promissory Note (this “Note”) shall be payable promptly on demand and, in any event, no later than the date on which the Maker terminates or consummates an initial business combination (a “Business Combination”) with a target business (as described in its initial public offering prospectus dated February 14, 2022 (the “Prospectus”)). The principal balance may be prepaid at any time.

2. Drawdown Requests. The principal of this Note may be drawn down from time to time prior to the due date hereof upon written request from the Maker to the Payee (each, a “Drawdown Request”). Each Drawdown Request shall state the amount to be drawn down; provided, however, that the maximum amount of drawdowns outstanding under this Note may not exceed Five Hundred Thousand Dollars (US$500,000).

3. Conversion Rights. The Payee has the right, but not the obligation, to convert this Note, in whole or in part, into private placement warrants (the “Warrants” or “Warrant”), of the Maker, as described in the Prospectus, at the option of the Payee. The number of Warrants to be received by the Payee in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to such Payee by (y) $1.00.

(a)	Fractional Warrants. No fractional Warrants will be issued upon conversion of this Note. In lieu of any fractional Warrants to which Payee would otherwise be entitled, Maker will pay to Payee in cash the amount of the unconverted principal balance of this Note that would otherwise be converted into such fractional Warrant.

(b)	Effect of Conversion. If the Payee elects to convert this Note into Warrants, this Note shall be deemed to be converted on the date the Business Combination closes. At its expense, the Maker will, as soon as practicable after receiving this Note for cancellation after the closing of a Business Combination, issue and deliver to Payee, at Payee’s address set forth on the signature page hereto or such other address requested by Payee, a certificate or certificates for the number of Warrants to which Payee is entitled upon such conversion (bearing such legends as are customary pursuant to applicable state and federal securities laws), including a check payable to Payee for any cash amounts payable as a result of any fractional Warrant as described herein.

4. Interest. No interest shall accrue on the unpaid principal balance of this Note.

5. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

6. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to (i) issue Warrants pursuant to Section 3 hereof, if so elected by the Payee or (ii) pay the principal of this Note when due (whether at maturity, because of a mandatory prepayment provision or acceleration or otherwise) or to pay any other amount due under this Note within five (5) business days following the due date thereof.

(b) Voluntary Liquidation, Etc. The commencement by Maker or any subsidiary thereof of a proceeding under any law relating to its bankruptcy, insolvency, reorganization, rehabilitation, adjustment of debts, relief of debtors, dissolution, liquidation, winding up or other similar action (“Insolvency Laws”), or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. (A) The commencement by any person other than Maker of a case against Maker or any of its subsidiaries under any Insolvency Law that is not dismissed within 45 days, or (B) the commencement of any proceeding for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or (C) any decree or order is entered declaring Maker or any of its subsidiaries insolvent or bankrupt or ordering the winding-up or liquidation of the affairs of Maker or any of its subsidiaries.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 6(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 6(b) or 6(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

A SPAC I Acquisition Corp.
Ritter House
Wickhams Cay II
PO Box 3170
Road Town, Tortola VG1110
British Virgin Islands

If to Payee:

A SPAC (Holdings) Acquisition Corp.
Ritter House
Wickhams Cay II
PO Box 3170
Road Town, Tortola VG1110
British Virgin Islands

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Jurisdiction. The courts of the State of New York located in the Borough of Manhattan (and appropriate appellate courts) have exclusive jurisdiction to settle any dispute arising out of or in connection with this Note (including a dispute relating to any non-contractual obligations arising out of or in connection with this Note) and the parties submit to the exclusive jurisdiction of the courts of New York. Notwithstanding the foregoing, nothing in this Note shall prevent the Payee from enforcing this Note in any jurisdiction where the assets of the Maker are or may be located.

13. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Trust Waiver. Payee has read the Prospectus and understands that Maker has established the trust account described in the Prospectus (the “Trust Account”), for the benefit of the public shareholders and the underwriters of Maker’s initial public offering (the “Underwriters”) pursuant to the certain investment management trust agreement, dated as of February 14, 2022, between the Maker and Continental Stock Transfer & Trust Company (the “Trust Agreement”) and that, except for certain exceptions described in the Prospectus, Maker may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement.

Notwithstanding anything herein to the contrary, Payee hereby agrees that he, she or it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that, he, she or it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Maker; provided that (a) nothing herein shall serve to limit or prohibit Payee’s right to pursue a claim against the Maker for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions contemplated hereby (including a claim against the Maker to specifically perform its obligations under this Note) so long as such claim would not affect the Maker’s ability to fulfill its obligation to effectuate any redemption, and (b) nothing herein shall serve to limit or prohibit any claims that Payee may have in the future against the Maker’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account upon completion of the Business Combination and any assets that have been purchased or acquired with any such funds).

15. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

16. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

17. Further Assurance. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Note.

IN WITNESS WHEREOF, each party hereto, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

A SPAC I Acquisition Corp.

By:	/s/ Claudius Tsang
	Name:	Claudius Tsang
	Title:	Chief Executive Officer

A SPAC (Holdings) Acquisition Corp.

By:	/s/ Claudius Tsang
	Name:	Claudius Tsang
	Title:	Authorised signatory

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